                  SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549




                               FORM 8-K



                             CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934






                            March 27, 1996





                         Mallinckrodt Group Inc.
         (Exact name of registrant as specified in its charter)


          New York                   1-483           36-1263901
(State or other jurisdiction      (Commission     (I.R.S. Employer
    of incorporation)              File Number)    Identification No.)


 7733 Forsyth Boulevard, St. Louis, MO                63105-1820
(Address of principal executive offices)              (ZIP Code)


Registrant's telephone number,                      (314)854-5200
     including area code

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Item 5.  Other Events
A press release was issued March 27, 1996. The relevant portion of the text of that release was as follows:

(An asterisk [*] indicates registered trademark.)

PHASE 2 FS069 MYOCARDIAL CONTRAST ECHO RESULTS PRESENTED AT THE AMERICAN COLLEGE OF CARDIOLOGY

SAN DIEGO, Ca. and ST. LOUIS, Mo., March 27, 1996 -- Molecular Biosystems, Inc. (NYSE:MB) (MBI) and Mallinckrodt Group Inc. (NYSE:MKG) today jointly announced that the preliminary results from their Phase 2 myocardial perfusion study on FS069, MBI's second generation ultrasound contrast agent, were reported yesterday at the American College of Cardiology (ACC) annual scientific sessions in Orlando, Florida. Dr. Sanjiv Kaul, Professor of Medicine, Division of Cardiology at the University of Virginia Charlottesville, presented the results on 30 patients with known or suspected ischemic coronary artery disease. The clinical trial compared myocardial perfusion identified by pharmacologic stress nuclear imaging (the current "gold standard" for determining myocardial perfusion) to those images obtained by myocardial contrast echocardiography (MCE) using FS069 in these same patients.

     Dr. Kaul reported no adverse effects were observed in patients receiving FS069, reinforcing the high safety profile of this ultrasound contrast agent even in the presence of dipyridamole, a potent pharmacological stress agent which increases myocardial blood flow. The concordance between nuclear perfusion imaging and FS069 MCE for the presence or absence of abnormal perfusion was 92% (p<0.0001). Thus, based on the data, FS069 stress MCE with harmonic imaging may provide at least the same diagnostic accuracy as stress nuclear imaging. A larger Phase 3 study will be conducted to more fully substantiate these findings.

     This study is the first demonstration in humans of the use of MCE as a stress perfusion diagnostic technique compared with a validated and accepted technique for myocardial perfusion. The study will be submitted for publication in a major medical journal this Spring.

     Currently, echocardiography does not provide blood flow (perfusion) information. This new technique will provide simultaneous assessment of both perfusion and function within the same myocardial region. If confirmed, these results suggest that FS069 myocardial contrast echocardiography has the potential to favorably compete with nuclear imaging as a means of identifying regions of the heart receiving inadequate blood supply.

     Molecular Biosystems, Inc., based in San Diego, California, is a world leader in the development of ultrasound contrast agents for medical imaging. ALBUNEX*, the first FDA approved ultrasound imaging agent is currently marketed in the United States by Mallinckrodt
Medical, Inc. (Mallinckrodt Group Inc. NYSE:MKG). MBI shares are listed on the New York Stock Exchange under the symbol "MB."

     Mallinckrodt Group is a St. Louis-based company with fiscal 1995 net sales of $2 billion. Through its technology-based businesses, it provides more than 2,000 human and animal health and specialty chemical products in more than 100 countries.

     This news release contains forward looking statements that involve risk and uncertainties. The development of FS069 may differ materially from the Company's expectations. Among the factors that could result in a materially different outcome are the inherent uncertainties accompanying new product development, actions of regulatory authorities and the results of further trials, including the phase 3 study contemplated.

                                 #  #  #

MALLINCKRODT GROUP INC.




ROGER A. KELLER
Vice President, Secretary
  and General Counsel


DATE:  March 28, 1996